UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 22, 2014

Capital Senior Living Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-13445	75-2678809
(Commission File Number)	(IRS Employer Identification No.)

14160 Dallas Parkway Suite 300 Dallas, Texas	75254
(Address of principal executive offices)	(Zip Code)

(972) 770-5600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Ralph A. Beattie as Executive Vice President and Chief Financial Officer

On April 22, 2014, Ralph A. Beattie informed Capital Senior Living Corporation (the “Company”) that he will retire as the Executive Vice President and Chief Financial Officer of the Company, effective May 16, 2014.

In connection with Mr. Beattie’s retirement, Mr. Beattie and the Company entered into a Separation Agreement and Full and Final Release of All Claims, dated April 22, 2014 (the “Separation Agreement and Release”). Pursuant to the Separation Agreement and Release, Mr. Beattie’s unvested time-based restricted stock awards (34,949 shares) and unvested performance-based restricted stock awards (16,750 shares) have been amended to provide for the accelerated vesting of such awards upon Mr. Beattie’s retirement on May 16, 2014. In addition, the Company granted Mr. Beattie an additional award of 9,375 shares of restricted stock, the vesting of which will also be accelerated upon Mr. Beattie’s retirement on May 16, 2014. If Mr. Beattie elects continuation coverage of medical benefits through the Company under the Consolidated Omnibus Budget Reconciliation Act, then the Company will reimburse Mr. Beattie (net of applicable withholding amounts) for the costs of such coverage for himself and his family for the term of the Consulting Agreement (as defined below). Mr. Beattie will also receive $82,545.98 for his accrued vacation time and $15,082.40 for his accrued sick time, and the Company will reimburse Mr. Beattie for up to $5,000 in legal fees incurred by Mr. Beattie in connection with the negotiation and preparation of the Separation Agreement and Release and the Consulting Agreement. In consideration of these payments and other benefits, Mr. Beattie released and discharged the Company and its affiliates from any and all claims which Mr. Beattie may have arising from Mr. Beattie’s employment with or separation from the Company, subject to certain customary exceptions.

Additionally, Mr. Beattie and the Company entered into a Consulting Agreement, dated April 22, 2014 (the “Consulting Agreement”). Pursuant to the Consulting Agreement, Mr. Beattie will provide consulting services to the Company from May 16, 2014 through February 28, 2015 (the “Consulting Term”), unless terminated by the Company at an earlier date, and the Company will pay Mr. Beattie a consulting fee of $20,000 per month (the “Consulting Fee”); provided, the prorated Consulting Fee for the month of May will be $10,000. If the Company terminates Mr. Beattie’s consulting services “for cause,” then Mr. Beattie will only be entitled to receive the Consulting Fees through the date of such termination. If the Company terminates Mr. Beattie’s consulting services “without cause,” then Mr. Beattie will be entitled to receive the Consulting Fees through the end of the Consulting Term.

The foregoing descriptions of the Severance Agreement and Release and the Consulting Agreement do not purport to be complete and are qualified in their entirety by the reference to the full text of the Severance Agreement and Release and the Consulting Agreement, respectively, which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending June 30, 2014.

Appointment of Carey P. Hendrickson as Senior Vice President and Chief Financial Officer

On April 25, 2014, the Company’s Board of Directors (the “Board”) appointed Carey P. Hendrickson as Senior Vice President and Chief Financial Officer of the Company. Mr. Hendrickson will become a Senior Vice President of the Company, effective May 7, 2014, and assume the additional office of Chief Financial Officer of the Company, effective May 16, 2014, upon the retirement of Ralph A. Beattie.

Mr. Hendrickson, age 51, served as the Senior Vice President/Chief Financial Officer and Treasurer of Belo Corp., a television company that owned and operated television stations and their associated websites (“Belo”), from March 2010 until Belo was acquired by Gannett Co., Inc. in December 2013. Prior to serving in such capacity, Mr. Hendrickson served as the Vice President/Human Resources of Belo from May 2007 until November 2007, as the Vice President/Investor Relations and Corporate Communications of Belo from November 2004 until May 2007, and as the Vice President/Investor Relations of Belo from January 2000 through October 2004. Mr. Hendrickson began his career with KPMG LLP and was the director of financial planning for Republic Financial Services before joining Belo in 1992.

In connection with Mr. Hendrickson’s appointment as Senior Vice President and Chief Financial Officer of the Company, Mr. Hendrickson and Capital Senior Living, Inc., a wholly owned subsidiary of the Company (“CSL”), entered into an Employment Agreement, dated April 25, 2014 (the “Employment Agreement”). The term of the Employment Agreement is for a one year period ending May 6, 2015, subject to extension by the mutual written consent of CSL and Mr. Hendrickson. Under the Employment Agreement, Mr. Hendrickson’s annual base salary will be not less than $400,000, and Mr. Hendrickson will be eligible to receive a performance bonus as determined by the Compensation Committee of the Board. Mr. Hendrickson will also be eligible to participate in all health, retirement, insurance, sick leave, disability, expense reimbursement and other benefit programs, if any, which CSL makes available to its senior executives.

In the event that Mr. Hendrickson’s employment is terminated due to death or disability, by CSL other than “for cause,” or by Mr. Hendrickson for “good reason” (as such terms are defined in the Employment Agreement), Mr. Hendrickson will (1) be entitled to receive his base salary for the balance of the term of the Employment Agreement and any earned bonus up to and through the date of termination (provided, that Mr. Hendrickson will be entitled to receive his base salary and annual bonus paid during the term of the Employment Agreement in the past twelve months for two years if such termination is following a “Fundamental Change” (as defined in the Employment Agreement)), (2) retain all his stock awards that are vested, and (3) receive payment for all accrued but unpaid or unused vacation and sick days. In the event that Mr. Hendrickson’s employment is terminated due to any other reason, then Mr. Hendrickson will be entitled to receive his base salary and any earned bonus up to and through the date of termination and payment for all accrued but unpaid or unused vacation and sick days.

The Employment Agreement also contains non-solicitation, non-competition and confidentiality covenants on behalf of Mr. Hendrickson in favor of CSL.

There are no arrangements or understandings between Mr. Hendrickson and any other person pursuant to which Mr. Hendrickson was selected as an officer of the Company. There are no family relationships between Mr. Hendrickson and any director or executive officer, or person nominated or chosen by the Company to become a director or executive officer, of the Company. There are no transactions between Mr. Hendrickson and the Company that would be reportable under Item 404(a) of Regulation S-K.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by the reference to the full text of the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On April 28, 2014, the Company issued a press release announcing the retirement of Mr. Beattie and the appointment of Mr. Hendrickson as Senior Vice President and Chief Financial Officer of the Company. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Employment Agreement, dated April 25, 2014, by and between Capital Senior Living, Inc. and Carey P. Hendrickson

*99.1	Press Release, dated April 28, 2014

*	This exhibit to this Current Report on Form 8-K is not being filed but is being furnished pursuant to Item 9.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 28, 2014	Capital Senior Living Corporation

	By:	/s/ David R. Brickman
	Name:	David R. Brickman
	Title:	Senior Vice President, Secretary and
General Counsel

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement, dated April 25, 2014, by and between Capital Senior Living, Inc. and Carey P. Hendrickson

*99.1	Press Release, dated April 28, 2014

*	This exhibit to this Current Report on Form 8-K is not being filed but is being furnished pursuant to Item 9.01.